Exhibit 99.1

Investor Contact Stacy Roughan Director, Investor Relations DineEquity, Inc. 818-637-3632

Media Contact

Lucy Neugart

Sard Verbinnen & Co

415-618-8750

DineEquity, Inc. Announces Commencement of

Tender Offers and Consent Solicitation

GLENDALE, California, September 10, 2010 – DineEquity, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar and IHOP Restaurants, announced today that it has commenced cash tender offers (the “Tender Offers”) for any and all of the outstanding principal amount of the following notes (collectively, the “Notes”):

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(i) the Series 2007-1 Class A-2-II-A Fixed Rate Term Senior Notes with a legal maturity of December 2037 (the “Class A-2-II-A Notes”), and (ii) the Series 2007-1 Class A-2-II-X Fixed Rate Term Senior Notes with a legal maturity of December 2037 (the “Class A-2-II-X Notes” and, together with the Class A-2-II-A Notes, referred to as the “Applebee’s Notes”), each issued by Applebee’s Enterprises LLC, a Delaware limited liability company, Applebee’s IP LLC, a Delaware limited liability company, and certain other entities listed as co-issuers under the indenture governing the Applebee’s Notes (collectively referred to as the “Applebee’s Issuers”); and

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(i) the Series 2007-1 Fixed Rate Term Notes with a legal maturity of March 2037 (the “IHOP 2007-1 Notes”), and (ii) the Series 2007-3 Notes with a legal maturity of December 2037 (the “IHOP 2007-3 Notes”), each issued by IHOP Franchising, LLC, a Delaware limited liability company, and IHOP IP, LLC, a Delaware limited liability company (collectively referred to as the “IHOP Issuers” and, together with the Applebee’s Issuers, referred to as the “Issuers”).

Concurrently with the tender offer for any and all of the IHOP 2007-3 Notes and in order to effect a proposed refinancing of the existing debt of DineEquity and its subsidiaries, DineEquity is also soliciting consents (the “Consent Solicitation”) to waive certain provisions to the indenture and related documents governing the IHOP 2007-3 Notes. DineEquity has received similar waivers from the series insurer and series controlling party under the indenture relating to each of the Applebee’s Notes, the IHOP 2007-1 Notes and the Series 2007-2 Variable Funding Notes with a legal maturity of March 2037 issued by the IHOP Issuers (the “IHOP 2007-2 Notes”).

Subject to the terms and conditions of the respective Tender Offers and of the Consent Solicitation, DineEquity is offering to purchase each $1,000 principal amount of each class or series of the Notes validly tendered by holders for the consideration listed in the table below.

DineEquity, Inc.

Notes	Outstanding Principal Amount	Early Tender Deadline	Tender Offer Consideration (1)(2)	Early Tender Premium (1)	Total Consideration (1)(2)(3)
Class A-2-II-A Notes	$599,039,417	5:00 p.m., Eastern Daylight Time, on September 23, 2010	$985	$30	$1,015
Class A-2-II-X Notes	$366,072,307	5:00 p.m., Eastern Daylight Time, on September 23, 2010	$985	$30	$1,015
IHOP 2007-1 Notes	$175,000,000	5:00 p.m., Eastern Daylight Time, on September 23, 2010	$1,020	$30	$1,050

Notes	Outstanding Principal Amount	Consent Payment Deadline	Tender Offer Consideration (1)(2)	Consent Payment (1)	Total Consideration (1)(2)(4)
IHOP 2007-3 Notes	$245,000,000	5:00 p.m., Eastern Daylight Time, on September 23, 2010	$1,045	$30	$1,075

(1)	Per $1,000 principal amount of the Notes.
(2)	Does not include accrued but unpaid interest that will be paid on the Notes validly tendered and not validly withdrawn and accepted for purchase.
(3)	If the Applebee’s Notes or the IHOP 2007-1 Notes are validly tendered and not validly withdrawn prior to September 23, 2010 and accepted for purchase.
(4)	If the IHOP 2007-3 Notes are validly tendered and not validly withdrawn prior to September 23, 2010 and accepted for purchase.

Holders of each class or series of the Notes who tender after 5:00 p.m., Eastern Daylight Time on September 23, 2010 but prior to the expiration of the Tender Offers and the Consent Solicitation, will receive only the tender offer consideration, excluding any early tender premium or any consent payment as described above. The Tender Offers and the Consent Solicitation are scheduled to expire at 5:00 p.m., Eastern Daylight Time, on October 8, 2010, unless extended or earlier terminated by DineEquity.

Holders of the Notes will be entitled to withdraw their tendered Notes and, solely with respect to the holders of the IHOP 2007-3 Notes, revoke their consents in connection with the Consent Solicitation, as applicable, only prior to 5:00 p.m., Eastern Daylight Time, on September 23, 2010, and not thereafter, unless extended by DineEquity.

The Tender Offers and the Consent Solicitation are being conducted in order to effect a proposed refinancing of the existing debt of DineEquity and its subsidiaries. Following the consummation of the Tender Offers and the Consent Solicitation, DineEquity intends to (i) satisfy and discharge each of the indentures governing the Notes and all other securitization notes of the Issuers that are currently outstanding and (ii) redeem or prepay, as applicable, all of the Notes then outstanding (that have not been purchased pursuant to the Tender Offers), the aggregate principal amount outstanding of the IHOP 2007-2 Notes and the Series 2007-1 Advance Notes, Class A-1-A and Series 2007-1 Advance Notes, Class A-1-X, each issued by the Applebee’s Issuers, on October 20, 2010 or the 20th day of a subsequent month as designated by the applicable Issuers, as further described in the offering materials.

DineEquity, Inc.

The Tender Offers and the Consent Solicitation are subject to certain conditions, including (i) the arrangement of new debt financing to fund the Tender Offers and the Consent Solicitation and the related transactions, (ii) the consummation of the tender offers for each of the classes or series of Notes, (iii) receipt of valid tenders of at least a minimum principal amount of Notes as set forth in the applicable Offer to Purchase, with respect to the Applebee’s Notes and the IHOP 2007-1 Notes, and the Offer to Purchase and Consent Solicitation Statement, with respect to the IHOP 2007-3 Notes, (iv) solely with respect to the IHOP 2007-3 Notes, receipt of valid tenders of IHOP 2007-3 Notes and deliveries of related consents from holders of more than 50% of the aggregate outstanding principal amount of the IHOP 2007-3 Notes (excluding any IHOP 2007-3 Notes owned by the Issuers or any other obligor upon the IHOP 2007-3 Notes or any affiliate of any of them and any IHOP 2007-3 Notes held in any accounts with respect to which International House of Pancakes, Inc. or any affiliate thereof exercises discretionary voting authority), and (v) other customary conditions.

Barclays Capital and Goldman, Sachs & Co. are acting as the joint dealer managers and, solely with respect to the IHOP 2007-3 Notes, as the joint solicitation agents; Global Bondholder Services Corporation is acting as the information agent; and Wells Fargo Bank, National Association is acting as depositary in connection with the Tender Offers and the Consent Solicitation. Copies of the materials relating to the Tender Offers and the Consent Solicitation may be obtained from the information agent at (866) 470-4300 (toll free) or (212) 430-3774. Additional information concerning the terms of the Tender Offers and the Consent Solicitation may be obtained by contacting Barclays Capital at (800) 438-3242 (U.S. toll free) or (212) 528-7581 (collect) or Goldman, Sachs & Co. at (800) 828-3182 (U.S. toll free) or (212) 902-5128 (collect).

This news release is for informational purposes only shall not constitute an offer to purchase or the solicitation of an offer to sell or a solicitation of consents with respect to the Notes. The Tender Offers and the Consent Solicitation may only be made in accordance with the terms of and subject to the conditions specified in the applicable Offer to Purchase and related Letter of Transmittal, with respect to the Applebee’s Notes and the IHOP 2007-1 Notes, and the Offer to Purchase and Consent Solicitation Statement and the related Consent and Letter of Transmittal, with respect to the IHOP 2007-3 Notes, each dated September 10, 2010, which more fully set forth the terms and conditions of each tender offer and of the Consent Solicitation, as applicable. The Tender Offers and the Consent Solicitation are not being made to the holders of the Notes in any jurisdiction where the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About DineEquity, Inc.

Based in Glendale, California, DineEquity, Inc., through its subsidiaries, franchises and operates restaurants under the Applebee’s Neighborhood Grill & Bar and IHOP brands. With nearly 3,500 restaurants combined, DineEquity is the largest full-service restaurant company in the world. For more information on DineEquity, visit the Company’s Web site located at www.dineequity.com.

DineEquity, Inc.

Forward-Looking Statements

There are forward-looking statements contained in this news release. They use such words as “may,” “will,” “expect,” “believe,” “plan,” or other similar terminology. These statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results to be materially different than those expressed or implied in such statements. These factors include, but are not limited to: the implementation of DineEquity, Inc.’s (the “Company”) strategic growth plan; the availability of suitable locations and terms for sites designated for development; the ability of franchise developers to fulfill their commitments to build new restaurants in the numbers and time frames covered by their development agreements; legislation and government regulation including the ability to obtain satisfactory regulatory approvals; risks associated with the Company’s indebtedness; conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies, or acts of war or terrorism; availability and cost of materials and labor; cost and availability of capital; competition; potential litigation and associated costs; continuing acceptance of the International House of Pancakes (“IHOP”) and Applebee’s brands and concepts by guests and franchisees; the Company’s overall marketing, operational and financial performance; economic and political conditions; adoption of new, or changes in, accounting policies and practices; and other factors discussed from time to time in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, especially the “Risk Factors” sections of Annual and Quarterly Reports on Forms 10-K and 10-Q. Forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. In addition, the Company disclaims any intent or obligation to update these forward-looking statements.